COMSAT CORPORATION

            DIRECTORS AND EXECUTIVES DEFERRED COMPENSATION PLAN





                     Restated effective January 1, 1997

                        (except as otherwise stated)

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

                             TABLE OF CONTENTS
                             -----------------

                                                                           PAGE
                                                                           ----
             SECTION 1 - Purpose and Effective Date
             --------------------------------------

     1.1     Purpose                                                         3
     1.2     Effective Date                                                  3

             SECTION 2 - Definitions and Construction
             ----------------------------------------

     2.1     Definitions                                                     3
     2.2     Construction                                                    6

             SECTION 3 - Eligibility and Participation
             -----------------------------------------

     3.1     Eligibility                                                     6
     3.2     Participation; Deferral Elections                               6
     3.3     Initial Eligibility During the Plan Year                        7
     3.4     Modification of Deferral Election                               7
     3.5     Rollover Election                                               7

             SECTION 4 - Deferred Compensation Accounts
             ------------------------------------------

     4.1     Maintenance of Accounts                                         8
     4.2     Interest                                                        8

             SECTION 5 - Payment of Benefits
             -------------------------------

     5.1     Payment Upon Termination of Service                             9
     5.2     Payments Upon Death                                            10
     5.3     Hardship Distributions                                         10
     5.4     Form of Payment                                                11
     5.5     Commencement of Payments                                       11
     5.6     Change in Control                                              12
     5.7     Payment as of January 1, 2000                                  12
     5.8     Payment as of January 1, 2001                                  13

             SECTION 6 - Administration
             --------------------------

     6.1     Committee; Duties                                              14
     6.2     Appointment of Agents                                          14

             SECTION 7 - Amendment or Termination of Plan
             --------------------------------------------

     7.1     Right to Amend or Terminate                                    14
     7.2     Effect of Amendment or Termination                             14

             SECTION 8 - Miscellaneous Provisions
             ------------------------------------

     8.1     No Implied Rights                                              14
     8.2     Insurance Policies                                             15
     8.3     No Assignment or Alienation                                    15
     8.4     Expenses                                                       15
     8.5     Applicable Laws                                                15


                  Section 1 - Purpose and Effective Date
                  --------------------------------------

     1.1 Purpose. The purpose of this Plan is to provide Directors and key executives of the Corporation with supplemental retirement income and death benefits in order to assist the Corporation in attracting and retaining Directors and executives of outstanding ability.

     1.2 Effective Date. The Plan shall become effective upon approval by the Board.


                  Section 2 - Definitions and Construction
                  ----------------------------------------

     2.1  Definitions.  For purposes of the Plan, unless a different meaning
is  plainly  required  by  the  context,  the  following   definitions  are
applicable:

     (a) "Beneficiary" means the person designated by a Participant, in accordance with Section 5.4(a), to receive benefits payable under the Plan upon the death of the Participant.

     (b) "Board" means the Board of Directors of COMSAT Corporation or any successor to such Corporation.

     (c) "Change in Control" means, with respect to COMSAT Corporation, the occurrence of any of the following events:

          (i) The acquisition by any individual, entity or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Corporation; provided, however, that the following acquisitions shall not constitute a Change in Control for purposes of this definition: (A) any acquisitions of voting securities of the Corporation by the Corporation, or (B) any acquisitions of voting securities of the Corporation by any employee benefit or stock ownership plan or related trust sponsored or maintained by the Corporation for the benefit of its employees;

          (ii) Any change in the composition of the Board such that the individuals who, as of May 17, 1996, constitute those members of the Board who have been elected by the shareholders of the Corporation in accordance with the provisions of Section 303(a) of the Communications Satellite Act of 1962, as amended (the "Incumbent Directors"), cease for any reason to constitute a majority of the Board at any time; provided, however, that any

                                     3

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individual becoming a director  subsequent to such date whose election,  or nomination for election, was approved by a vote of at least three-fourths (3/4) of the then Incumbent Directors shall be considered as though such individual were an Incumbent Director;

          (iii) Approval by the shareholders of the Corporation of a merger, share exchange, swap, consolidation, recapitalization or other business combination involving any other corporation or entity (a "Transaction"), the effect of which would result in the combined voting securities of the Corporation immediately prior to the effectiveness of such Transaction continuing to represent less than sixty percent (60%) of the combined voting power of the voting securities of the Corporation, or of any surviving entity of, or parent entity following, the Transaction, immediately after the effectiveness of the Transaction;

          (iv) Approval by the shareholders of the Corporation of (A) a complete liquidation or dissolution of the Corporation, or (B) the sale or disposition by the Corporation of all or substantially all of its assets other than to a corporation or entity with respect to which following such sale or other disposition more than eighty percent (80%) of the then combined voting power of the voting securities of such corporation or entity is, immediately following such sale or disposition, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by all or substantially all of the individuals and entities who were the beneficial owners of the voting securities of the Corporation upon or immediately before such approval; or

          (v) Any event that would be required to be reported in response to Item 6(e) or any successor thereto of Schedule 14A of Regulation 14A promulgated under the Exchange Act;

provided, however, that none of the events described in clauses (i) through
(v) shall be deemed to constitute a Change in Control if, prior to the occurrence of such event, the Board adopts a resolution specifically providing that the event shall not be deemed to constitute a Change in Control for purposes of the Plan.

     (d) "Committee" means the Committee on Compensation and Management Development of the Board.

     (e)  "Compensation" means:

          (i) In the case of an Employee, the following amounts payable or awarded to the Employee by the Corporation with respect to a Plan Year: (1)

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base salary,  (2) Incentive  Compensation,  (3) dividend  equivalents  from
Restricted Stock Units and Phantom Stock Units, and (4) cash proceeds from vested Restricted Stock Units and Phantom Stock Units, or

          (ii) In the case of a Director, the fees and retainer payable to the Director by the Corporation with respect to a Plan Year, before reduction for any amounts deferred pursuant to this Plan or any other plan of the Corporation, and not including any expense reimbursements or any form of non-cash compensation and benefits.

     (f) "Corporation" means COMSAT Corporation or any successor thereto, and any subsidiary of such Corporation.

     (g) "Deferral Election" means an election made by the Participant, in accordance with Section 3.2 or 3.3, to defer an amount of Compensation payable or awarded to the Participant with respect to a Plan Year.

     (h) "Deferred Compensation Account" means the account maintained for a Participant by the Corporation, in accordance with Section 4.1, with respect to the Compensation for which the Participant has made a Deferral Election.

     (i)  "Determination Date" means (i) for purposes of Sections 4.2(a) and
(b), the last Friday of each biweekly payroll period of the Corporation, and (ii) for purposes of Section 4.2(c), the last day of each calendar quarter in each Plan Year.

     (j)  "Director" means any member of the Board who is not an Employee.

     (k) "Disability" means total disability as defined in the Corporation's Long-Term Disability Plan.

     (l)  "Employee" means any person who is employed by the Corporation.

     (m) "Hardship" means the immediate and heavy financial need of a Participant as determined by the Committee in accordance with uniform standards established by the Committee.

     (n) "Inactive Participant" means a Participant who is no longer an Employee or Director but who has an interest in the Plan which has not yet been fully distributed.

     (o) "Incentive Compensation" means the additional compensation awarded a Participant with respect to a Plan Year under the Corporation's Annual Incentive Plan and such other incentive plans or arrangements of the Corporation as designated by the Committee from time to time as such plans

                                    5

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or arrangements may be amended from time to time.

     (p) "Participant" means (i) an Employee or Director participating in the Plan in accordance with Section 3, and (ii) an Inactive Participant.

     (q) "Phantom Stock Units" means phantom stock units awarded to a Participant under the Corporation's Annual Incentive Plan.

     (r) "Plan" means the COMSAT Corporation Directors and Executives Deferred Compensation Plan, as amended from time to time.

     (s) "Plan Year" means the period beginning as soon as practicable after the effective date of the Plan and ending December 31, 1986, and each calendar year thereafter.

     (t) "Restricted Stock Units" means restricted stock units awarded to a Participant under the Corporation's 1986 or 1990 Key Employee Stock Plans.

     (u) "Retirement Plan" means the Corporation's qualified defined benefit pension plan, currently known as the COMSAT Corporation Retirement Plan, as amended from time to time, or any successor thereto.

     (v) "Rollover Election" means an election made by the Participant in accordance with Section 3.5.

     2.2 Construction. Wherever applicable, the masculine pronoun shall mean or include the feminine pronoun, and the words used in the singular shall include the plural, and vice versa.


                 Section 3 - Eligibility and Participation
                 -----------------------------------------

     3.1  Eligibility.  Eligibility to participate in the Plan is limited to
(a) Directors and (b) Employees who are designated as eligible by the Board.

     3.2 Participation; Deferral Elections. An eligible Employee or Director may elect to participate in the Plan with respect to any Plan Year by filing a Deferral Election, in the form and manner prescribed by the Committee, by December 15 of the immediately preceding Plan Year, except that a Deferral Election with respect to the first Plan Year shall be filed at such time before the commencement of such Plan Year as the Committee shall determine. The Participant may elect in the Deferral Election to defer Compensation with respect to the Plan Year as follows:

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     (a)  If the Participant is an Employee,  he may elect to defer, subject to a minimum deferral of $1,000, (i) base salary payable during the Plan Year in increments of 5 percent up to a maximum of 25 percent, (ii) Incentive Compensation awarded with respect to the Plan Year in increments of 25 percent up to a maximum of 100 percent, (iii) dividend equivalents from Restricted Stock Units payable during the Plan Year in increments of 25 percent up to a maximum of 100 percent, and (iv) cash proceeds from vested Restricted Stock Units payable during the Plan Year in increments of 25 percent up to a maximum of 100 percent.

     (b) If the Participant is a Director, he may elect to defer any amount or percentage of fees and retainer payable with respect to the Plan Year, subject to a minimum deferral of $1,000.

     3.3 Initial Eligibility During the Plan Year. If an Employee or Director first becomes eligible to participate in the Plan during a Plan Year, he may elect to participate with respect to such Plan Year by filing a Deferral Election for such Plan Year not later than 30 days after notification to him by the Committee of his eligibility to participate in the Plan. The Participant may elect in such Deferral Election to defer Compensation with respect to the Plan Year which is payable or awarded following the filing of the Deferral Election, in accordance with the limitations of Section 3.2(a) and (b) as if such period were an entire Plan Year.

     3.4 Modification of Deferral Election. A Deferral Election made pursuant to Section 3.2 or 3.3 shall be irrevocable, except that the Committee in its discretion may at any time reduce, or waive the remainder of, the amount to be deferred under the Deferral Election upon determining that the Participant has suffered a Hardship.

     3.5 Rollover Election. When an Employee or Director first becomes eligible to participate in the Plan, but not thereafter, he may elect to rollover to the Plan all, but not less than all, of his then-current account balance of any amounts previously deferred, plus interest credited, under the Corporation's Annual Incentive Plan or its Insurance and Retirement Plan for Directors. Such Rollover Election shall be made at the time, and in the form and manner prescribed by the Committee. If the eligible Employee or Director makes a Rollover Election, he shall become a Participant in the Plan, whether or not he also files a Deferral Election pursuant to Section 3.2 or 3.3, and the amount rolled over shall thereafter be subject in full to the provisions of this Plan.

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                 Section 4 - Deferred Compensation Accounts
                 ------------------------------------------


     4.1 Maintenance of Accounts. The Corporation shall maintain, for record-keeping purposes only, a Deferred Compensation Account for each Participant who files a Deferral Election or Rollover Election. The Compensation deferred pursuant to a Deferral Election shall be credited to the Participant's Deferred Compensation Account as it otherwise would become payable to the Participant. The amount rolled over pursuant to a Rollover Election shall be credited to the Participant's Deferred Compensation Account upon the filing of the Rollover Election. Each Participant's Deferred Compensation Account shall be subdivided into the following sub-accounts, as applicable:

     (a) Sub-account A, which shall include amounts credited to the Participant's Deferred Compensation Account prior to January 31, 1994 pursuant to a Deferral Election or Rollover Election.

     (b) Sub-account B, which shall include (i) amounts credited to the Participant's Deferred Compensation Account after January 30, 1994 but prior to January 1, 1997 pursuant to a Deferral Election or Rollover Election, plus (ii) any amount credited to the Participant's Deferred Compensation Account after December 31, 1996 which is attributable to Incentive Compensation awarded in Plan Year 1997 with respect to which a Deferral Election was made in Plan Year 1996.

     (c) Sub-account C, which shall include amounts credited to the Participant's Deferred Compensation Account after December 31, 1996 pursuant to a Deferral Election or Rollover Election, but excluding any amount described in paragraph (b)(ii) above.

     4.2 Interest. Each sub-account in a Participant's Deferred Compensation Account shall be credited with interest at the applicable rate for such sub-account as of each Determination Date for such sub-account based upon the balance of such sub-account as of the immediately preceding Determination Date. The applicable interest rate for each sub-account shall be as follows:

     (a) For sub-account A, the interest rate shall be Moody's plus 6 percent. For this purpose, "Moody's" means the effective annual yield on Moody's Seasoned Corporate Bond Yield Index as determined during the first week of the Plan Year from Moody's Bond Record published by Moody's Investors Service, Inc., or any successor thereto. If Moody's annual yield is no longer published, the rate of interest for purposes of sub-account A shall be based on a substantially similar annual yield selected by the Committee.

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

     (b) For sub-account B, the interest rate shall be the Corporation's Cost of Capital. For this purpose, "Cost of Capital" means the cost of
funds  employed  in  the  Corporation's   business  as  determined  by  the
Corporation's Chief Financial Officer effective as of the first day of each Plan Year.

     (c) For sub-account C, the interest rate shall be Prime plus 1 percent. For this purpose, "Prime" means the prime rate as published in the Wall Street Journal on the last business day of the calendar quarter preceding the calendar quarter which includes the relevant Determination Date.


                      Section 5 - Payment of Benefits
                      -------------------------------


     5.1  Payment Upon Termination of Service.
          -----------------------------------

     (a) A Participant whose service with the Corporation terminates for any of the following reasons shall be entitled to receive an amount equal to the balance of his Deferred Compensation Account, payable as provided in Sections 5.4 and 5.5:

          (i) retirement under the Corporation's Retirement Plan or its Insurance and Retirement Plan for Executives, as those plans may be amended from time to time;

          (ii)   Disability;

          (iii) the convenience of the Corporation as determined by the Committee; or

          (iv) if the Participant is a Director, termination of service for any reason other than death.

     (b) A Participant whose service with the Corporation terminates for any reason other than death or the reasons specified in paragraphs (a) or
(c) shall be entitled to receive an amount, payable as provided in Sections
5.4 and 5.5, equal to the balance of his Deferred Compensation Account, calculated by recomputing (i) all interest credited to sub-account A of his Deferred Compensation Account at a rate equal to Moody's plus 2 percent, and (ii) all interest credited to sub-account B of his Deferred Compensation Account at a rate equal to the Cost of Capital minus 4 percent.

     (c) A Participant, other than a Director, whose service with the Corporation is terminated for cause shall be entitled to receive an amount, payable as provided in Sections 5.4 and 5.5, equal to the balance of his Deferred Compensation Account, calculated by recomputing (i) all interest credited to sub-account A of his Deferred Compensation Account at a rate

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

equal to Moody's, and (ii) all interest credited to sub-account B of his Deferred Compensation Account at a rate equal to the Cost of Capital minus 6 percent. For this purpose, a Participant's service with the Corporation shall be considered to be terminated for cause only if: (i) the Participant is convicted of a felony, without regard to his right to appeal, which involves the Corporation's real, tangible or intellectual property, any of its personnel or any person with whom the Corporation has a business relationship, and (ii) at least two-thirds of the members of the Board affirmatively vote, in their sole discretion, to terminate the Participant's employment with the Corporation because of such conviction.

     5.2  Payments Upon Death.
          -------------------

     (a) Each Participant may designate a Beneficiary or Beneficiaries to receive payment of the amounts provided in paragraph (b) in the event of his death. Each Beneficiary designation: (i) shall be made on a form filed in the manner prescribed by the Committee, (ii) shall be effective when, and only if made and filed in such manner during the Participant's lifetime, and (iii) upon such filing, shall automatically revoke all previous Beneficiary designations.

     (b) Upon the death of a Participant, the Participant's Beneficiary shall be entitled to receive an amount equal to the balance of the Participant's Deferred Compensation Account payable as provided in Sections
5.4 and 5.5.

     (c) If the payments to be made pursuant to paragraph (b) are not subject to a valid Beneficiary designation at the time of the Participant's death (because the designated Beneficiary predeceased the Participant or for any other reason), the estate of the Participant shall be the Beneficiary. If a Beneficiary designated by the Participant to receive all or any part of the Participant's Deferred Compensation Account dies after the Participant but before complete distribution of that portion of that Deferred Compensation Account, and at the time of the Beneficiary's death there is no valid designation of a contingent Beneficiary, the estate of such Beneficiary shall be the Beneficiary of the portion in question.

     (d) Any payments made to a Participant's Beneficiary pursuant to life insurance policies on the life of the Participant which are purchased in connection with this Plan shall be offset against, and shall to that extent reduce the payments otherwise required to be made to such Beneficiary pursuant to Section 5.2(b).

     5.3 Hardship Distributions. The Committee may, in its sole discretion, make distributions to a Participant from his Deferred Compensation Account

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

prior to his termination of service with the Corporation if the Committee determines that the Participant has suffered a Hardship. The amount of any such distribution shall be limited to the amount reasonable necessary to meet the Participant's needs created by the Hardship.

     5.4  Form of Payment.
          ---------------

     (a)  Except  as  provided  in  paragraph   (c),  the  amount  which  a
Participant or Beneficiary  becomes entitled to receive pursuant to Section
5.1 or 5.2 shall be paid either:

          (i)  as a lump sum, or

          (ii) in regular annual installments over a period of time not to exceed 15 years. The amount of each annual installment shall be determined by dividing the balance of the Deferred Compensation Account as of the most recent Determination Date, as defined in Section 2.1(i)(ii), by the number of remaining installments. The remaining balance of the Deferred Compensation Account shall continue to be credited with interest in accordance with Section 4.2.

     (b) Except as provided below in this paragraph (b), the Participant shall elect, at the time and in the manner prescribed by the Committee, the form specified in paragraph (a) in which payment shall be made. If the Participant fails to elect the form of payment, payment shall be made in accordance with paragraph (a) (ii) over a period of 15 years, provided that in the case of such a Participant's death, the Participant's Beneficiary may elect the form of payment. In the case of a Participant who becomes entitled to receive payment pursuant to Section 5.1(a)(iii), the Committee shall determine the form specified in paragraph (a) in which payment shall be made.

     (c) Notwithstanding any other provision of this Plan, the amount which a Participant becomes entitled to receive pursuant to paragraph (b) or (c) of Section 5.1 shall be paid in a lump sum.

     5.5  Commencement of Payments.
          ------------------------

     (a) Payment which a Participant or Beneficiary becomes entitled to receive in the event of the Participant's death, Disability or termination of service pursuant to paragraph (b) or (c) of Section 5.1 shall commence or be made, as the case may be, as soon as practicable after the occurrence of such event.

     (b) Payment which a Participant becomes entitled to receive upon termination of service pursuant to Section 5.1(a)(iii) shall commence or be made, as determined by the Committee, on the first day of any month between the date the Participant's service terminates and his 66th birthday.

     (c) Payment which a Participant becomes entitled to receive upon termination of service for any other reason shall commence or be made, as elected by the Participant at the time and in the manner prescribed by the Committee, on the first day of any month between the date his service terminates and (i) in the case of an Employee, his 66th birthday, or (ii) in the case of a Director, his 73rd birthday.

     5.6 Change in Control.* Notwithstanding any other provision of this Plan, a Participant shall be entitled to receive an immediate lump sum payment in an amount equal to the balance of his Deferred Compensation Account upon the occurrence of a Change in Control.

     5.7  Payment as of January 1, 2000
          -----------------------------

     (a) An Employee or Director who is an active Participant on April 1, 1991 may, by an instrument in writing filed with the Vice President of Human Resources and Organization Development no later than August 31, 1991, elect that the amount described in paragraph (b) shall be paid to him or, if applicable, to his Beneficiary on January 1, 2000.

     (b)  Notwithstanding any other provision of this Plan:

          (i) a Participant whose service with the Corporation has not terminated before January 1, 2000, or

          (ii) a Participant or Beneficiary who is receiving installment payments pursuant to Section 5.4 as of January 1, 2000, shall, if the Participant has made the election provided for in paragraph (a), be entitled to receive an amount, payable on January 1, 2000 as a lump sum, equal to the portion of the Participant's Deferred Compensation Account, to the extent such portion has not previously been distributed to the Participant, or, if applicable, his Beneficiary pursuant to Sections 5.3 and 5.4, which consists of the balance of the Participant's Deferred Compensation Account as of March 31, 1991 together with interest credited to such balance pursuant to Section 4.2 from April 1, 1991 to December 31, 2000. Solely for purposes of this Section 5.7, interest on such balance from January 1, 2000 to December 31, 2000 shall be credited as of January 1, 2000.



* Effective as of February 16, 1996.

     (c) Any balance remaining in the Participant's Deferred Compensation Account on January 1, 2000 after payment of the amount described in paragraph (b), together with any amounts credited to his Deferred Compensation Account after such date, shall continue to be payable in accordance with the provisions of Sections 5.1 through 5.6.


     5.8  Payment as of January 1, 2001
          -----------------------------

     (a) An Employee or Director who is an active Participant on January 1, 1992 may, by an instrument in writing filed with the Vice President of Human Resources and Organization Development no later than May 31, 1992, elect that the amount described in paragraph (b) shall be paid to him or, if applicable, to his Beneficiary on January 1, 2001.

     (b)  Notwithstanding any other provision of this Plan:

          (i) a Participant whose service with the Corporation has not terminated before January 1, 2001, or

          (ii) a Participant or Beneficiary who is receiving installment payments pursuant to Section 5.4 as of January 1, 2001, shall, if the Participant has made the election provided for in paragraph (a), be entitled to receive an amount, payable on January 1, 2001 as a lump sum, equal to the portion of the Participant's Deferred Compensation Account, to the extent such portion has not previously been distributed to the Participant, or, if applicable, his Beneficiary pursuant to Sections 5.3 and 5.4, which consists of the difference between the balance of the Participant's Deferred Compensation Account as of March 31, 1992 and the balance of such Deferred Compensation Account as of March 31, 1991 together with interest credited to such difference pursuant to Section 4.2 from April 1, 1992 to December 31, 2001. Solely for purposes of this Section 5.8, interest on such balance from January 1, 2001 to December 31, 2001 shall be credited as of January 1, 2001.

     (c) Any balance remaining in the Participant's Deferred Compensation Account on January 1, 2001 after payment of the amount described in paragraph (b), together with any amounts credited to his Deferred Compensation Account after such date, shall continue to be payable in accordance with the provisions of Sections 5.1 through 5.6.

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                         Section 6 - Administration
                         --------------------------


     6.1 Committee; Duties. The Plan shall be administered by the Committee, which shall have the responsibility and authority to, among other things, (a) interpret and construe the terms of the Plan and (b) adopt such regulations, rules, procedures and forms consistent with the Plan as it considers necessary or desirable for the administration of the Plan. In all cases the determination of the Committee shall be final, conclusive and binding on all persons.

     6.2 Appointment of Agents. The Committee shall appoint the Vice President of Human Resources and Organization Development to be the Committee's agent and shall delegate to him its duties with respect to the day-to-day administration of the Plan. The Committee may from time to time appoint other agents and delegate to them such administrative duties as it sees fit. Notwithstanding the above, the Committee may not delegate to any agent its duties under the Plan provided in Sections 2.1(o), 3.4, 4.2(a), 5.1(a)(iii) and 5.3.


                Section 7 - Amendment or Termination of Plan
                --------------------------------------------


     7.1 Right to Amend or Terminate. The Board reserves in its sole discretion the right, at any time and from time to time, to amend or terminate the Plan.

     7.2 Effect of Amendment or Termination. No amendment or termination of the Plan pursuant to Section 7.1 shall deprive any Participant or Beneficiary of any part of his benefits under the Plan accrued as of the time of such amendment or termination. If the Plan is terminated, each Participant shall be paid the full amount of his Deferred Compensation Account in a lump sum within 90 days of the date of termination.


                    Section 8 - Miscellaneous Provisions
                    ------------------------------------


     8.1 No Implied Rights. Nothing in this Plan shall be deemed to: (a) give to any Employee the right to be retained in the employ of the Corporation or to interfere with the right of the Corporation to dismiss any Employee at any time, or (b) give to any Participant or Beneficiary (i) any right to any payments except as specifically provided for in the Plan or (ii) any interest in any insurance policies acquired by the Corporation in accordance with Section 8.2

     8.2 Insurance Policies. The Corporation in its discretion may, but shall not be required to, provide for its obligations under this Plan through the purchase of one or more life insurance policies on the life of a Participant. Each Participant agrees, as a condition to receiving any benefits under this Plan, to cooperate in securing life insurance on his life by furnishing such information as the Corporation or any insurer may require, by submitting to such physical examinations as may be necessary, and by taking such other actions as may be required by the Corporation or any insurer to obtain and maintain such insurance coverage.

     8.3 No Assignment or Alienation. To the extent permitted by law, no benefit provided under the Plan shall be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution, or other process. Any attempt to perform any such action shall be void.

     8.4 Expenses. The Corporation shall pay all expenses incident to the operation and administration of the Plan.

     8.5 Applicable Laws. Except as otherwise required by federal law, the provisions of the Plan and the rules, regulations and decisions of the Board and the Committee shall be construed and enforced according to the laws of the State of Maryland.

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